SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

June 30, 2009
Date of Report (Date of earliest event reported)

Hotel Outsource Management International, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	6719	13-4167393
(State or Other Jurisdiction of	Commission File	(I.R.S. Employer
Incorporation or Organization)	Number	Identification No.)

80 Wall Street, Suite 815, New York, New York	10005
(Address of Principal Executive Offices)	(Zip Code)

212-344-1600
Registrant’s telephone number, including area code

(Former Name or former Address, if Changed Since Last Report)

Item 1.01- Entry into a Material Definitive Agreement

On June 30, 2009, Hotel Outsource Management International, Inc. ("HOMI") entered into a series of agreement with several of its subsidiaries.  HOMI Israel, Ltd. ("HOMI Israel"), a wholly owned subsidiary of HOMI sold its entire interest in HOMI Industries Ltd. (formerly known as HOMI (Operation 99) Ltd.) ("HOMI Industries") to HOMI, net of any assets or liabilities, for $1.00, with the result that HOMI Industries became a direct wholly owned subsidiary of HOMI..  HOMI then entered into an agreement with HOMI Industries, pursuant to which HOMI transferred sold all of its technology, know-how and patent rights, to HOMI Industries, and granted HOMI Industries an exclusive, royalty-free, worldwide license under the "HOMI" trademark, for $1,913,000.  Both of these agreements, dated June 30, 2009, take effect retroactively to January 1, 2009.

HOMI Industries subsequently entered into exclusive license agreements with HOMI Europe S.A.R.L. (for the territory of Europe), HOMI USA, Inc. (for the United States and Canada) and HOMI Israel Ltd. (for Israel). HOMI Europe granted a sub-license to HOMI UK Limited (for the United Kingdom, Spain and Ireland), and HOMI USA, Inc. granted a sub-license to HOMI Canada, Inc. (for Canada).  All of the aforementioned companies are subsidiaries of HOMI.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit No.

10.1           Share Sale Agreement by and between HOMI Israel Ltd. and Hotel Outsource Management International, Inc. dated June 30, 2009;

10.2	Intellectual Property Rights Assignment Agreement by and between Hotel Outsource Management International, Inc. and HOMI Industries Ltd. dated June 30, 2009.

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

July 3, 2009		Hotel Outsource Management International, Inc.

	By:	/s/ Jacob Ronnel
	Name:	Jacob Ronnel
	Title:	Chief Executive Officer